Exhibit 99.1

COVANTA HOLDING CORPORATION REPORTS
2013 THIRD QUARTER RESULTS

Revised 2013 Guidance Ranges
Signed 20-Year Waste Disposal Agreement with New York City

MORRISTOWN, NJ, October 23, 2013 - Covanta Holding Corporation (NYSE: CVA) ("Covanta" or the "Company"), a leading global owner and operator of Energy-from-Waste ("EfW") projects, reported financial results today for the three and nine months ended September 30, 2013.

Three Months Ended September 30,
	2013	2012
(Unaudited, $ in millions, except per share amounts)
Revenue	$ 427	$ 412
Net Income from Continuing Operations	$ 28	$ 27
Adjusted EBITDA	$ 156	$ 150
Free Cash Flow	$ 161	$ 111
Adjusted EPS	$ 0.28	$ 0.25

Q3 2013 Key Takeaways:

•	Positive year-over-year operating results, however below management expectations

•	Signed 20 year waste transport and disposal agreement with the New York City Department of Sanitation

•	Acquired 1,050 ton-per-day EfW facility in Camden, New Jersey for $49 million

•	Year-over-year, Ferrous metal recovery up 9% and Non-Ferrous metal recovery up 41%

Commenting on Covanta's results, Anthony Orlando, President and Chief Executive Officer stated, “We had mixed results this quarter. On the positive side, we completed two important transactions - the 20 year New York City waste contract and the Camden, NJ EfW facility acquisition - both of which will help drive long-term growth. However, we’ve lowered our 2013 guidance because of three key factors: unscheduled outages; lower than expected steam demand; and organic growth is slower than we hoped, but still very good.”

Q3 2013 Results
Operating revenues of $427 million increased $15 million compared to the prior year. This increase was primarily driven by increased energy revenue due to contract transitions and the execution of organic growth initiatives such as special waste and metal recovery. This increase was partially offset by lower biomass revenue and lower revenues earned to service project debt.

Excluding impairment charges1, operating expenses of $335 million increased $2 million compared to the prior year. The increase was driven by higher plant operating expenses, increased costs from service contract transitions, normal cost escalations, and higher construction expense. These higher costs were partially offset by the timing of scheduled maintenance outages, cost reductions related to our organic growth initiatives, lower expense associated with our insurance business and lower business development spend in the UK.

Excluding the impairment charges noted above, operating income increased by $13 million to $92 million compared to $79 million in the prior year. This increase was due to the drivers noted above.

Adjusted EBITDA increased by $6 million to $156 million driven by the execution of organic growth initiatives such as special waste, metal recovery and cost savings, as well as the timing of scheduled plant maintenance outages and the benefit of contract transitions. This increase was partially offset by lower debt service pass through billings, lower construction profit and lower biomass profit.

Free Cash Flow increased by $50 million to $161 million for the three month comparative period. The increase was primarily driven by working capital, including the timing of working capital related to our construction projects, higher Adjusted EBITDA, and lower maintenance capital expenditures.

Adjusted EPS increased by $0.03 to $0.28 versus the prior year period, primarily due to the benefit of higher operating income1 and a lower effective tax rate.

Year-to-Date Results
For the nine months ended September 30, 2013, total operating revenues decreased by $1 million to $1,213 million. Free Cash Flow was $204 million for the year-to-date period compared to $205 million for the same period last year. Adjusted EBITDA was $334 million compared to $349 million for the same period last year and Adjusted EPS was $0.17 compared to $0.32 for the same period last year.

Shareholder Returns
During the third quarter, the Company returned $21 million to shareholders in the form of cash dividends. Year to date, the Company has returned $99 million dollars in the form of dividends and share repurchases. As of September 30, 2013, Covanta had $116 million of share repurchase authorization remaining.

Sanjiv Khattri, Covanta's Executive Vice-President and Chief Financial Officer, commented, “Our overall business remains fundamentally sound. We continue to focus on creating shareholder value by both investing for growth and paying a healthy dividend. While we expect 2014 will be a financially challenging year, we are positioned to grow in 2015 when the New York contract begins.”

_____________________________
1In Q3 2013, we recorded non-cash write-offs of $12 million and in Q3 2012, we recorded a non-cash gain of $2 million. For additional information, see Exhibit 4B of this press release.

2013 Full Year Guidance
The Company is revising its guidance for 2013 for the following key metrics:

(In millions, except per share amounts)

Metric	FY2013 Updated Guidance Range	FY2013 Prior Guidance Range	FY2012 Actual
Adjusted EBITDA	$ 480 - $ 495	$ 500 - $ 530	$ 492
Free Cash Flow	$ 220 - $ 240	$ 250 - $ 280	$ 262
Adjusted EPS	$ 0.33 - $ 0.43	$ 0.40 - $ 0.50	$ 0.52

Conference Call Information
Covanta will host a conference call at 10:00 AM (Eastern) on Thursday, October 24, 2013 to discuss its third quarter results. The conference call will begin with prepared remarks, which will be followed by a question and answer session. To participate, please dial 800-860-2442 approximately 10 minutes prior to the scheduled start of the call. If calling from Canada, please dial 866-605-3852. If calling outside of the United States and Canada, please dial 412-858-4600. Please request the “Covanta Holding Corporation call” when prompted by the conference call operator. The conference call will also be webcast live from the Investor Relations section of the Company’s website. A presentation will be made available during the call and will be found on the Investor Relations section of the Covanta website at www.covantaenergy.com.

A replay will be available one hour after the end of the conference call through 9:00 AM (Eastern) Friday, November 1, 2013. To access the replay, please dial 877-344-7529, or from outside of the United States 412-317-0088 and use the replay conference ID number 10034137. The webcast will also be archived on www.covantaenergy.com.

About Covanta
Covanta is a world leader in sustainable waste management and renewable energy. The Company’s 45 Energy-from-Waste facilities provide communities and businesses around the world with an environmentally sound solution to their solid waste disposal needs by using waste to generate clean, renewable energy. Annually, Covanta’s modern Energy-from-Waste facilities safely and securely convert approximately 20 million tons of waste into clean, renewable electricity to power one million homes and recycle over 430,000 tons of metal. Energy-from-Waste facilities reduce greenhouse gases, complement recycling and are a critical component to sustainable solid waste management. For more information, visit www.covantaenergy.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. For additional information see the Cautionary Note Regarding Forward-Looking Statements at the end of the Exhibits.

Investor Contacts
Alan Katz
1.862.345.5456

Clare Rauseo
1.862.345.5236

IR@covantaenergy.com

Media Contact
James Regan
1.862.345.5216

Covanta Holding Corporation	Exhibit 1
Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(Unaudited) (In millions, except per share amounts)
Operating revenues
Waste and service revenues	$257	$247	$747	$747
Recycled metals revenues	19	17	52	55
Electricity and steam sales	117	115	322	297
Other operating revenues	34	33	92	115
Total operating revenues	427	412	1,213	1,214
Operating expenses
Plant operating expenses	232	225	765	735
Other operating expenses	26	31	67	100
General and administrative expenses	22	24	72	74
Depreciation and amortization expense	52	46	157	145
Net interest expense on project debt	3	7	10	22
Net write-offs (gains) (a)	12	(2)	63	(2)
Total operating expenses	347	331	1,134	1,074
Operating income	80	81	79	140
Other income (expense)
Interest expense	(30)	(25)	(88)	(67)
Non-cash convertible debt related expense	(7)	(6)	(21)	(19)
Loss on extinguishment of debt	—	—	(1)	(2)
Other income, net	—	—	—	3
Total other expenses	(37)	(31)	(110)	(85)
Income (loss) from continuing operations before income tax expense and equity in net income from unconsolidated investments	43	50	(31)	55
Income tax expense	(19)	(27)	(9)	(30)
Equity in net income from unconsolidated investments	4	4	4	10
Income (loss) from continuing operations	28	27	(36)	35
Loss from discontinued operations, net of income tax expense of $0, $0, $0 and $1, respectively	—	—	—	(2)
Net Income (Loss)	28	27	(36)	33
Less: Net (income) loss from continuing operations attributable to noncontrolling interests in subsidiaries	—	(1)	1	(1)
Net Income (Loss) Attributable to Covanta Holding Corporation	$28	$26	$(35)	$32

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(Unaudited) (In millions, except per share amounts)
Amounts Attributable to Covanta Holding Corporation stockholders:
Continuing operations	$28	$26	$(35)	$34
Discontinued operations	—	—	—	(2)
Net Income (Loss) Attributable to Covanta Holding Corporation	$28	$26	$(35)	$32

Earnings (Loss) Per Share Attributable to Covanta Holding Corporation stockholders:
Basic
Continuing operations	$0.22	$0.20	$(0.27)	$0.25
Discontinued operations	—	—	—	(0.01)
Covanta Holding Corporation	$0.22	$0.20	$(0.27)	$0.24
Weighted Average Shares	129	131	129	133

Diluted
Continuing operations	$0.22	$0.19	$(0.27)	$0.25
Discontinued operations	—	—	—	(0.01)
Covanta Holding Corporation	$0.22	$0.19	$(0.27)	$0.24
Weighted Average Shares	130	132	129	134

Cash Dividend Declared Per Share:	$0.165	$0.15	$0.495	$0.45

Supplemental Information - Non-GAAP
Adjusted EPS (b)	$0.28	$0.25	$0.17	$0.32

(a) For additional information, see Exhibit 4B of this Press Release.
(b) For additional information, see Exhibit 4 of this Press Release.

Covanta Holding Corporation	Exhibit 2
Condensed Consolidated Balance Sheets

	As of
	September 30, 2013	December 31, 2012
	(Unaudited)
	(In millions, except per share amounts)
ASSETS
Current:
Cash and cash equivalents	$252	$246
Restricted funds held in trust	54	53
Receivables (less allowances of $8 and $6, respectively)	268	256
Unbilled service receivables	16	18
Deferred income taxes	39	18
Note Hedge	175	—
Prepaid expenses and other current assets	106	97
Total Current Assets	910	688
Property, plant and equipment, net	2,609	2,561
Investments in fixed maturities at market (cost: $33 and $36, respectively)	33	36
Restricted funds held in trust	140	161
Unbilled service receivables	14	17
Waste, service and energy contract intangibles, net	373	399
Other intangible assets, net	21	23
Goodwill	249	249
Investments in investees and joint ventures	47	49
Other assets	184	343
Total Assets	$4,580	$4,526
LIABILITIES AND EQUITY
Current:
Current portion of long-term debt	$618	$3
Current portion of project debt	59	80
Accounts payable	34	41
Accrued expenses and other current liabilities	301	236
Total Current Liabilities	1,012	360
Long-term debt	1,574	2,012
Project debt	206	237
Deferred income taxes	718	691
Waste, service and other contract intangibles, net	32	35
Other liabilities	131	136
Total Liabilities	3,673	3,471
Equity:
Covanta Holding Corporation stockholders' equity:
Preferred stock ($0.10 par value; authorized 10 shares; none issued and outstanding)	—	—
Common stock ($0.10 par value; authorized 250 shares; issued 136 and 159 shares, respectively; outstanding 131 and 132 shares, respectively)	14	16
Additional paid-in capital	788	806
Accumulated other comprehensive income	3	7
Accumulated earnings	99	222
Treasury stock, at par	(1)	(3)
Total Covanta Holding Corporation stockholders equity	903	1,048
Noncontrolling interests in subsidiaries	4	7
Total Equity	907	1,055
Total Liabilities and Equity	$4,580	$4,526

Covanta Holding Corporation	Exhibit 3
Condensed Consolidated Statements of Cash Flow

	Nine Months Ended September 30,
	2013	2012
	(Unaudited, in millions)
OPERATING ACTIVITIES:
Net (loss) income	$(36)	$33
Less: Loss from discontinued operations, net of tax expense	—	(2)
(Loss) income from continuing operations	(36)	35
Adjustments to reconcile net (loss) income from continuing operations to net cash provided by operating activities from continuing operations:
Depreciation and amortization expense	157	145
Net write-offs (gains) (a)	63	(2)
Defined benefit pension plan settlement gain	(6)	—
Loss on extinguishment of debt	1	2
Non-cash convertible debt related expense	21	19
Stock-based compensation expense	12	13
Deferred income taxes	6	23
Other, net	(3)	(9)
Change in restricted funds held in trust	17	(10)
Change in working capital, net of effects of acquisitions	35	52
Net cash provided by operating activities from continuing operations	267	268
Net cash provided by operating activities from discontinued operations	—	—
Net cash provided by operating activities	267	268
INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(140)	(94)
Acquisition of business, net of cash acquired	(49)	—
Acquisition of noncontrolling interest in subsidiary	(14)	—
Acquisition of land use rights	—	(1)
Property insurance proceeds	4	7
Other, net	(11)	(10)
Net cash used in investing activities from continuing operations	(210)	(98)
Net cash provided by investing activities from discontinued operations	—	11
Net cash used in investing activities	(210)	(87)
FINANCING ACTIVITIES:
Proceeds from borrowings on long-term debt (b)	22	699
Payment of deferred financing costs	(1)	(26)
Principal payments on long-term debt	(2)	(621)
Principal payments on project debt (b)	(53)	(46)
Convertible debenture repurchases	—	(25)
Payments of borrowings on revolving credit facility	(396)	(63)
Proceeds from borrowings on revolving credit facility	462	83
Change in restricted funds held in trust	3	(11)
Cash dividends paid to stockholders	(45)	(51)
Common stock repurchased	(34)	(83)
Financing of insurance premiums, net	—	(10)
Distributions to partners of noncontrolling interests in subsidiaries	—	(1)
Other, net	(8)	3
Net cash used in financing activities from continuing operations	(52)	(152)
Net cash used in financing activities from discontinued operations	—	(2)
Net cash used in financing activities	(52)	(154)
Effect of exchange rate changes on cash and cash equivalents	1	1
Net increase in cash and cash equivalents	6	28
Cash and cash equivalents at beginning of period	246	234
Cash and cash equivalents at end of period	$252	$262

(a) For additional information, see Exhibit 4B of this Press Release.
(b) For additional information, see Exhibit 7A - Note (a) of this Press Release.

Covanta Holding Corporation	Exhibit 4
Reconciliation of Diluted Earnings Per Share to Adjusted EPS

	Three Months Ended September 30,		Nine Months Ended September 30,		Full Year Estimated 2013
	2013	2012	2013	2012
	(Unaudited)
Continuing Operations - Diluted Earnings (Loss) Per Share	$0.22	$0.19	$(0.27)	$0.25	$(0.11) - $(0.01)
Reconciling Items (a)	0.06	0.06	0.44	0.07	0.44
Adjusted EPS	$0.28	$0.25	$0.17	$0.32	$0.33 - $0.43

(a) For details related to the Reconciling Items, see Exhibit 4A of this Press Release.

Covanta Holding Corporation	Exhibit 4A
Reconciling Items

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(Unaudited) (In millions, except per share amounts)
Reconciling Items
Operating loss related to insurance subsidiaries	$—	$8	$1	$9
Net write-offs (gains) (a)	12	(2)	63	(2)
UK severance and other restructuring (b)	—	—	3	—
Defined benefit pension plan settlement gain	—	—	(6)	—
Loss on extinguishment of debt	—	—	1	2
Effect on income of derivative instruments not designated as hedging instruments	—	(1)	—	(1)
Effect of foreign exchange gain on indebtedness	—	—	—	(3)
Other	1	—	1	1
Total Reconciling Items, pre-tax	13	5	63	6
Pro forma income tax impact (c)	(5)	3	(6)	2
Total Reconciling Items, net of tax	$8	$8	$57	$8

Diluted Earnings Per Share Impact	$0.06	$0.06	$0.44	$0.07
Weighted Average Diluted Shares Outstanding	130	132	129	134

(a) For additional details on the components of Net write-offs (gains), see Exhibit 4B of this Press Release.
(b) During the nine months ended September 30, 2013, we recorded approximately $3 million of severance and other restructuring expenses related to the United Kingdom development office which was recorded to general and administrative expenses. See Exhibit 4B - Note (f) and Exhibit 4C of this Press Release.

(c) There is no expected tax benefit from the non-cash write-off related to the UK development costs in the second quarter of 2013 and third quarter of 2012. As a result, these non-cash write-offs had a significant impact on the effective tax rates for the nine months ended September 30, 2013 and 2012. Accordingly, we are presenting this proforma calculation of the income tax effect from the total non-cash write-offs. See Exhibit 4B - Note (f) and Exhibit 4C of this Press Release.

Covanta Holding Corporation	Exhibit 4B
Net Write-Offs (Gains)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net Write-Offs (Gains)	(Unaudited)
Americas Segment:
Write-down of Wallingford EfW facility assets (a)	$9	$—	$9	$—
Write-down of equity investment in biomass facility (b)	3	—	3	—
Write-off of loan issued for the Harrisburg EfW facility to fund certain facility improvements (c)	—	—	4	—
Write-off of intangible liability (d)	—	(29)	—	(29)
Write-down of renewable fuels project (e)	—	16	—	16
Sub-total:	12	(13)	16	(13)
Other:
Development costs - UK (f)	—	11	47	11
Total net write-offs (gains)	$12	$(2)	$63	$(2)

(a) During the three and nine months ended September 30, 2013, we recorded a non-cash write-down of $9 million resulting from an impairment charge related to our Wallingford EfW facility assets in Connecticut.

(b) During the three and nine months ended September 30, 2013, we recorded a non-cash write-down of $3 million related to our 55% equity investment in the Pacific Ultrapower Chinese Station biomass facility in California.

(c) During the nine months ended September 30, 2013, we recorded a non-cash write-off of $4 million associated with funds advanced related to the Harrisburg EfW facility.
(d) During the three and nine months ended September 30, 2012, we recorded a non-cash write-off of an intangible liability in connection with a contract amendment for our Essex EfW facility, which resulted in a gain of $29 million.

(e) During the three and nine months ended September 30, 2012, we recorded a non-cash write-off of $16 million representing the capitalized costs of a suspended renewable fuels project.
(f) During the nine months ended September 30, 2013 and 2012, we recorded non-cash write-offs of $47 million and $11 million, respectively, of capitalized development costs and land related to United Kingdom development projects which we ceased to pursue in their current form.

Covanta Holding Corporation	Exhibit 4C
Effective Tax Rate ("ETR")

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(Unaudited)
Effective Tax Rate (a)	42%	54%	(28)%	55%

(a) There is no expected tax benefit from the non-cash write-off related to the UK development costs in the second quarter of 2013 and third quarter of 2012. As a result, these non-cash write-offs had a significant impact on the effective tax rates for the nine months ended September 30, 2013 and 2012. See Exhibit 4B - Note (f) of this Press Release. We currently estimate our ETR for the year ending December 31, 2013 will be approximately 180%. The ETR estimate for the year December 31, 2013, excluding the impact of the non-cash write-off of United Kingdom development costs and foreign losses for which we cannot recognize a tax benefit, would have been approximately 45%.

Covanta Holding Corporation	Exhibit 5
Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,		Full Year Estimated 2013
	2013	2012	2013	2012
	(Unaudited, in millions)
Net Income (Loss) from Continuing Operations Attributable to Covanta Holding Corporation	$28	$26	$(35)	$34	($14) - $0

Operating loss related to insurance subsidiaries	—	8	1	9	2 - 0

Depreciation and amortization expense	52	46	157	145	215 - 210

Debt service:
Net interest expense on project debt	3	7	10	22
Interest expense	30	25	88	67
Non-cash convertible debt related expense	7	6	21	19
Subtotal debt service	40	38	119	108	165 - 155

Income tax expense	19	27	9	30	28 - 38

Net write-offs (gains) (a)	12	(2)	63	(2)	63

Severance related to UK restructuring (b)	—	—	3	—	3

Defined benefit pension plan settlement gain	—	—	(6)	—	(6)

Loss on extinguishment of debt	—	—	1	2	1

Net income (loss) attributable to noncontrolling interests in subsidiaries	—	1	(1)	1	(2) - 0

Other adjustments:
Debt service billings in excess of revenue recognized	1	—	9	6
Non-cash compensation expense	3	3	12	13
Other non-cash items (c)	1	3	2	3
Subtotal other adjustments	5	6	23	22	25 - 31

Total adjustments	128	124	369	315
Adjusted EBITDA	$156	$150	$334	$349	$480 - $495

(a) For additional information, see Exhibit 4B of this Press Release.
(b) For additional information, see Exhibit 4A - Note (b) of this Press Release.
(c) Includes certain non-cash items that are added back under the definition of Adjusted EBITDA in Covanta Energy Corporation's credit agreement.

Covanta Holding Corporation	Exhibit 6
Reconciliation of Cash Flow Provided by Operating Activities to Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,		Full Year Estimated 2013
	2013	2012	2013	2012
	(Unaudited, in millions)
Cash flow provided by operating activities	$170	$124	$267	$268	$295 - $320
Plus: Cash flow used in operating activities from insurance subsidiaries	1	2	4	4	5 - 10
Less: Maintenance capital expenditures (a)	(10)	(15)	(67)	(67)	(80) - (90)
Free Cash Flow	$161	$111	$204	$205	$220 -$240

Weighted Average Diluted Shares Outstanding	130	132	129	134

Uses of Free Cash Flow
Investments:
Acquisition of business, net of cash acquired	$(49)	$—	(49)	$—
Acquisition of noncontrolling interest in subsidiary	—	—	(14)	—
Property insurance proceeds	4	7	4	7
Non-maintenance capital expenditures (b)	(33)	(13)	(73)	(27)
Acquisition of land use rights (b)	—	—	—	(1)
Other growth investments (b)	(3)	—	(3)	(2)
Other investing activities, net (c)	6	(16)	(8)	(8)
Total investments	$(75)	$(22)	$(143)	$(31)

Return of capital to stockholders:
Cash dividends paid to stockholders	$(23)	$(20)	$(45)	$(51)
Common stock repurchased	—	(24)	(34)	(83)
Total return of capital to stockholders	$(23)	$(44)	$(79)	$(134)

Capital raising activities:
Net proceeds from issuance of corporate debt (d)	$21	$(2)	$21	$673
Other financing activities, net	1	2	(8)	3
Net proceeds from capital raising activities	$22	$—	$13	$676

Debt repayments:
Net cash used for scheduled principal payments on corporate debt	$—	$(1)	$(2)	$(25)
Net cash used for scheduled principal payments on project debt (e)	(18)	(17)	(50)	(57)
Optional repayment of corporate debt (f)	—	—	—	(621)
Total debt repayments	$(18)	$(18)	$(52)	$(703)

Borrowing activities - Revolving credit facility, net	$(20)	$20	$66	$20

Short-term borrowing activities - Financing of insurance premiums, net	$—	$(3)	$—	$(10)

Distributions to partners of noncontrolling interests in subsidiaries	$—	$(1)	$—	$(1)

Effect of exchange rate changes on cash and cash equivalents	$1	$1	$1	$1

Net change in cash and cash equivalents	$48	$44	$10	$23

(a)  Purchases of property, plant and equipment are also referred to as capital expenditures. Capital expenditures that primarily maintain existing facilities are classified as maintenance capital expenditures. The following table provides the components of total purchases of property, plant and equipment:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Maintenance capital expenditures	$(10)	$(15)	$(67)	$(67)
Capital expenditures associated with organic growth initiatives and technology development (b)	(33)	(7)	(73)	(18)
Capital expenditures - other (b)	—	(6)	—	(9)
Total purchases of property, plant and equipment	$(43)	$(28)	$(140)	$(94)

(b)  Growth investments includes investments in growth opportunities, including organic growth initiatives, technology, business development, and other similar expenditures, net of capital expenditures associated with property insurance events.

Capital expenditures associated with organic growth initiatives and technology development	$(33)	$(7)	$(73)	$(18)
Capital expenditures - other	—	(6)	—	(9)
Total non-maintenance capital expenditures	(33)	(13)	(73)	(27)
Acquisition of land use rights	—	—	—	(1)
Other growth investments	(3)	—	(3)	(2)
Less: Capital expenditures associated with property insurance events	—	6	—	9
Organic growth investments	(36)	(7)	(76)	(21)
Acquisition of business, net of cash acquired	(49)	—	(49)	—
Total growth investments	$(85)	$(7)	$(125)	$(21)

(c) Other investing activities is primarily comprised of net payments from the purchase/sale of investment securities.

(d) Excludes borrowings under Revolving Credit Facility. Calculated as follows:

Proceeds from borrowings on long-term debt	$22	$—	$22	$699
Less: Financing costs related to issuance of long-term debt	(1)	(2)	(1)	(26)
Net proceeds from issuance of corporate debt	$21	$(2)	$21	$673

(e) Calculated as follows:

Total scheduled principal payments on project debt	$(24)	$(7)	$(53)	$(46)
Decrease (increase) in related restricted funds held in trust	6	(10)	3	(11)
Net cash used for principal payments on project debt	$(18)	$(17)	$(50)	$(57)

(f) Calculated as follows:

Redemption of Term Loan due 2014	$—	$—	$—	$(619)
Redemption of Convertible Debentures	—	—	—	(2)
Total optional repayment of corporate debt	$—	$—	$—	$(621)

Covanta Holding Corporation	Exhibit 6A
Growth Investments

Growth investments includes investments in growth opportunities, including organic growth initiatives, technology, business development, and other similar expenditures, net of capital expenditures associated with property insurance events.

Growth Investments	Twelve Months Ended December 31, 2012	Nine Months Ended September 30, 2013	Full Year Estimated 2013
	(Unaudited, in millions)
Metals recovery projects (a)	$17	$32
Other growth investments	16	32
Essex (b) (total investment of $70-$90 million from '13 to '16)	—	—
Sub-total: Organic growth investments	$33	$64	$75 - $100
New York City contract (investment of ~$140 million from '13 to '16)	—	12	25
Transportation and intermodal equipment (~$110 million)
Related enhancements to existing facilities (c) (~$30 million)
Sub-total: Organic growth investments + NYC	$33	$76	$100 - $125
Delaware Valley	94	—
Camden	—	49	49
Sub-total: Acquisitions of business, net of cash acquired	$94	$49	$49
Total growth investments	$127	$125	$150 - $175

(a) Metals includes investment in Tartech JV.
(b) Includes emission control system and other improvements, excludes metal recovery enhancement.
(c) Includes Niagara land purchase and railhead.

Covanta Holding Corporation	Exhibit 7
Capitalization Information

	As of
	September 30, 2013	December 31, 2012
	(Unaudited, in millions)
Cash and Cash Equivalents:
Domestic	$17	$12
International	228	215
Insurance Subsidiary	7	19
Total Cash and Cash Equivalents	$252	$246

Restricted Funds Held in Trust: (a)
Debt Service Funds - Principal	$70	$72
Debt Service Funds - Interest	3	6
Debt Service Funds - Total	73	78
Revenue Funds	4	9
Other Funds	117	127
Total Restricted Funds Held in Trust	$194	$214

(a) Restricted funds held in trust are primarily amounts received by third-party trustees relating to certain projects we own which may be used only for specified purposes. We generally do not control these accounts. They primarily include debt service reserves for payment of principal and interest on project debt. Revenue funds are comprised of deposits of revenues received with respect to projects prior to their disbursement. Other funds are primarily amounts held in trust for operations, maintenance, environmental obligations, operating lease reserves in accordance with agreements with our clients and amounts held for future scheduled distributions.

Covanta Holding Corporation				Exhibit 7A
Capitalization Information (continued)
	As of September 30, 2013		As of December 31, 2012
	Face Value	Book Value	Face Value	Book Value
	(Unaudited, in millions)
Corporate Debt:
Revolving Credit Facility	$126	$126	$60	$60
Term Loan due 2019	295	294	298	297
7.25% Senior Notes due 2020	400	400	400	400
6.375% Senior Notes due 2022	400	400	400	400
3.25% Cash Convertible Senior Notes due 2014	460	615	460	523
Sub-total	$1,681	$1,835	$1,618	$1,680
Tax-Exempt Bonds
4.875% Massachusetts Series 2012A due 2027	$20	$20	$20	$20
4.875% Massachusetts Series 2012B due 2042	67	67	67	67
5.25% Massachusetts Series 2012C due 2042	83	83	83	83
5.25% Niagara Series 2012A due 2042	130	130	130	130
4.00% Niagara Series 2012B due 2024	35	35	35	35
Delaware County Series 2013A due 2043 (a)	22	22	—	—
Sub-total Tax-Exempt Bonds	$357	$357	$335	$335
Total corporate debt (including current portion)	$2,038	$2,192	$1,953	$2,015

Project Debt:
Domestic project debt - service fee facilities	$195	$197	$223	$226
Domestic project debt - tip fee facilities	45	45	68	68
International project debt	23	23	23	23
Total project debt (including current portion)	$263	$265	$314	$317

Total Debt Outstanding	$2,301	$2,457	$2,267	$2,332

Net Debt (b)	$1,979		$1,949

Availability for Borrowings under the Revolving Credit Facility	$493		$584

(a) During the third quarter of 2013, we issued $22 million of new tax-exempt corporate variable-rate demand bonds, which are secured by a letter of credit issued under our Revolving Credit Facility. Proceeds from the offering were utilized to refinance $22 million of the tax-exempt project debt at our Delaware Valley facility which matured on July 1, 2013.

(b) Net Debt is calculated as total principal amount of debt outstanding less cash and cash equivalents and debt service principal restricted funds.

Covanta Holding Corporation	Exhibit 8
Return to Stockholders
(Unaudited, in millions, except per share amounts and percentages)

The following amounts were returned to stockholders:
	Amount	Shares Repurchased	Weighted Average Cost Per Share	% of Common Stock Outstanding Repurchased
Common Stock Repurchased (a)
FY 2010	$95	6.1	$15.56	3.9%
FY 2011	$230	14.4	$15.99	9.6%
FY 2012	$88	5.3	$16.55	3.9%
Q1 2013	$24	1.2	$19.27	0.9%
Q2 2013	10	0.5	$19.62	0.4%
Q3 2013	—	—	$—	—%
FY 2013 Sub-total	$34	1.7	$19.37	1.3%
Total Common Stock Repurchased	$447	27.5	$16.22	17.8%

Cash Dividends Declared to Stockholders
FY 2010	$233
FY 2011	$42
FY 2012	$81
Q1 2013	$22
Q2 2013	22
Q3 2013 (b)	21
FY 2013 Sub-total	$65
Total Cash Dividends Declared to Stockholders	$421

Total Return to Stockholders	$868

(a) As of September 30, 2013, the amount remaining under our currently authorized share repurchase program was $116 million.

(b) On September 10, 2013, we authorized a quarterly cash dividend of $0.165 per share. The Q3 2013 payment was made on October 7, 2013 to stockholders of record as of the close of business on September 30, 2013.

Covanta Holding Corporation	Exhibit 9
Consolidated Reconciliation of Cash Flow Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,		Full Year Estimated 2013
	2013	2012	2013	2012
	(Unaudited, in millions)
Cash flow provided by operating activities from continuing operations	$170	$124	$267	$268	$295 - $320

Cash flow used in operating activities from insurance subsidiaries	1	2	4	4	5 - 10

Debt service	40	38	119	108	165 - 155

Change in working capital	(52)	(30)	(35)	(52)
Change in restricted funds held in trust	(9)	12	(17)	10
Non-cash convertible debt related expense	(7)	(6)	(21)	(19)
Equity in net income from unconsolidated investments	4	4	4	10
Dividends from unconsolidated investments	(1)	(4)	(7)	(7)
Current tax provision	6	4	3	7
Other	4	6	17	20
Sub-total	(55)	(14)	(56)	(31)	15 - 10
Adjusted EBITDA	$156	$150	$334	$349	$480 - $495

Covanta Holding Corporation - Americas Segment	Exhibit 10A
Statistics - (Unaudited, in millions, except percentages)

Boiler Availability

	Last Twelve Months Ended September 30,
	2013	2012
EfW Facilities	92.5%	92.2%

Waste and Service Revenue

	Three Months Ended September 30,
	2013	2012
Waste and service revenue unrelated to project debt	$246	$234
Revenue earned explicitly to service project debt - principal	8	10
Revenue earned explicitly to service project debt - interest	1	2
Total waste and service revenue	$255	$246

Energy Revenue and Megawatt Hours (MWh) At Market and Contracted by Facility Type

	Three Months Ended September 30,
	2013			2012
	Revenue (a)	Volume (a), (b)	% of Total Volume	Revenue (a)	Volume (a), (b)	% of Total Volume
EfW
At Market	$11	0.27	17%	$7	0.17	12%
Contracted & Hedged	76	1.09	70%	75	1.03	72%
Total EfW	$87	1.36	87%	$82	1.20	84%
Biomass
At Market	$4	0.10	6%	$3	0.09	7%
Contracted	18	0.10	7%	24	0.13	9%
Total Biomass	$22	0.20	13%	$27	0.22	16%
Total	$109	1.56	100%	$109	1.42	100%

(a) Covanta share only
(b) Steam sales converted to MWh equivalents (0.2M MWh for both 2013 and 2012)

Projected Energy Megawatt Hours (MWh) At Market and Contracted by Facility Type (a)

Full Year 2013E As of October 1, 2013
EfW
At Market	0.9
Contracted & Hedged	4.4
Total EfW	5.3
Biomass (b)
At Market	0.4
Contracted	0.3
Total Biomass	0.7
Total	6.0

(a) Covanta share only
(b) Additional 0.3 million MWh of Biomass energy is economically dispatched, but available to run

Covanta Holding Corporation - Americas Segment	Exhibit 10B
Statistics - (Unaudited, in millions, except percentages, metal tons (in thousands), and pricing data in Economic Drivers Section)

Recycled Metal Net Revenue by Type (a)

	Last Twelve Months Ended September 30,
	2013	2012
Ferrous Metal	$53	$60
Non-Ferrous Metal	16	13
Total	$69	$73

(a) Covanta share only

Recycled Metal Net Tons Recovered by Type (a),(b)

	Last Twelve Months Ended September 30,
	2013	2012
Ferrous Metal	304	316
Non-Ferrous Metal	17.7	14.7

(a) Net volume: Covanta share only
(b) Tons in thousands

Plant Operating Expenses Detail - Americas

The Americas segment quarterly plant operating expenses typically differs substantially as a result of the timing of scheduled plant maintenance. We typically conduct scheduled maintenance periodically each year, which requires that individual boiler units temporarily cease operations. During these scheduled maintenance periods, we incur material repair and maintenance expenses and receive less revenue until the boiler and/or turbine units resume operations. This scheduled maintenance typically occurs during periods of off-peak electric demand and/or lower waste volumes, which are our first, second and fourth fiscal quarters. The first half of the year scheduled maintenance period is typically the most extensive. The third quarter scheduled maintenance period is typically the least extensive. Given these factors, we typically experience our lowest operating income from our projects during the first half of each year. The aggregate of all other components of plant operating expense is relatively consistent each quarter of the year.

	Three Months Ended September 30, 2013		Nine Months Ended September 30, 2013
	2013	2012	2013	2012
Plant Operating Expenses:
Plant maintenance (a)	$36	$42	$187	$179
All other	186	176	549	533
Plant operating expenses	$222	$218	$736	$712

(a) Plant maintenance costs include our internal maintenance team and non-facility employee costs for facility scheduled and unscheduled maintenance and repair expenses.

Published Industry U.S. Economic Drivers (a)
	As of September 30,
	2013	2012
Consumer Price Index (b)	1.5%	2.0%
PJM Pricing (Electricity) (c)	$41.63	$38.12
Henry Hub Pricing (Natural Gas) (d)	$3.55	$2.87
#1 HMS Pricing (Ferrous Metals) (e)	$339	$340

(a) While these drivers impact our business, there is not an exact correlation between our results and changes in these metrics.
(b) Represents the year-over-year percent change in the Headline CPI number. The Consumer Price Index (CPI-U) data is provided by the U.S. Department of Labor Bureau of Labor Statistics. Reflects that most recently published CPI which is August 2013.

(c) Average price per MWh for Q3 2013 and Q3 2012. Pricing for the PJM PSEG Zone is provided by the PJM ISO.
(d) Average price per MMBtu for Q3 2013 and Q3 2012. The Henry Hub Pricing data is provided by the Natural Gas Weekly Update, Energy Information Administration, Washington, DC. Nebraska Energy Office, Lincoln, NE.

(e) Average price per gross ton for Q3 2013 and Q3 2012. The #1 Heavy Melt Steel (HMS) composite index ($/gross ton) price is published by American Metal Market.

Discussion of Non-GAAP Financial Measures

We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. To supplement our assessment of results prepared in accordance with GAAP, we use the measures of Adjusted EBITDA, Free Cash Flow, and Adjusted EPS, which are non-GAAP measures as defined by the Securities and Exchange Commission. The non-GAAP financial measures of Adjusted EBITDA, Free Cash Flow, and Adjusted EPS as described below, and used in the tables above, are not intended as a substitute or as an alternative to net income, cash flow provided by operating activities or diluted income per share as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes.

The presentations of Adjusted EBITDA, Free Cash Flow and Adjusted EPS are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business.

Adjusted EBITDA

We use Adjusted EBITDA to provide further information that is useful to an understanding of the financial covenants contained in the credit facilities as of September 30, 2013 of our most significant subsidiary, Covanta Energy, through which we conduct our core waste and energy services business, and as additional ways of viewing aspects of its operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our core business. The calculation of Adjusted EBITDA is based on the definition in Covanta Energy’s credit facilities as of September 30, 2013, which we have guaranteed. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income. Because our business is substantially comprised of that of Covanta Energy, our financial performance is substantially similar to that of Covanta Energy. For this reason, and in order to avoid use of multiple financial measures which are not all from the same entity, the calculation of Adjusted EBITDA and other financial measures presented herein are ours, measured on a consolidated basis for continuing operations, less the results of operations of our insurance subsidiaries.

Under the credit facilities as of September 30, 2013, Covanta Energy is required to satisfy certain financial covenants, including certain ratios of which Adjusted EBITDA is an important component. Compliance with such financial covenants is expected to be the principal limiting factor which will affect our ability to engage in a broad range of activities in furtherance of our business, including making certain investments, acquiring businesses and incurring additional debt. Covanta Energy was in compliance with these covenants as of September 30, 2013. Failure to comply with such financial covenants could result in a default under these credit facilities, which default would have a material adverse affect on our financial condition and liquidity.

These financial covenants are measured on a trailing four quarter period basis and the material covenants are as follows:
- maximum Covanta Energy leverage ratio of 4.00 to 1.00, which measures Covanta Energy’s Consolidated Adjusted Debt (which is the principal amount of its consolidated debt less certain restricted funds dedicated to repayment of project debt principal and construction costs) to its Adjusted EBITDA (which for purposes of calculating the leverage ratio and interest coverage ratio, is adjusted on a pro forma basis for acquisitions and dispositions made during the relevant period); and

- minimum Covanta Energy interest coverage ratio of 3.00 to 1.00, which measures Covanta Energy’s Adjusted EBITDA to its consolidated interest expense plus certain interest expense of ours, to the extent paid by Covanta Energy.

In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA for the three and nine months ended September 30, 2013 and 2012, reconciled for each such period to net income from continuing operations and cash flow provided by operating activities from continuing operations, which are believed to be the most directly comparable measures under GAAP.

Free Cash Flow

Free Cash Flow is defined as cash flow provided by operating activities from continuing operations, excluding the cash flow provided by or used in our insurance subsidiaries, less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects, make principal payments on debt, or amounts we can return to our stockholders through dividends and/or stock repurchases.

In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow for the three and nine months ended September 30, 2013 and 2012, reconciled for each such period to cash flow provided by operating activities from continuing operations, which we believe to be the most directly comparable measure under GAAP.

Adjusted EPS

Adjusted EPS excludes certain income and expense items that are not representative of our ongoing business and operations, which are included in the calculation of Diluted Earnings Per Share in accordance with GAAP. The following items are not all-inclusive, but are examples of reconciling items in prior comparative and future periods. They would include the results of operations of our insurance subsidiaries, write-off of assets and liabilities, the effect of derivative instruments not designated as hedging instruments, significant gains or losses from the disposition or restructuring of businesses, gains and losses on assets held for sale, transaction-related costs, income and loss on the extinguishment of debt and other significant items that would not be representative of our ongoing business.

We will use the non-GAAP measure of Adjusted EPS to enhance the usefulness of our financial information by providing a measure which management internally uses to assess and evaluate the overall performance and highlight trends in the ongoing business.

In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EPS for the three and nine months ended September 30, 2013 and 2012, reconciled for each such period to diluted income per share from continuing operations, which is believed to be the most directly comparable measure under GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this press release constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by us are not guarantees or indicative of future performance. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements include, but are not limited to:

•	seasonal or long-term fluctuations in the prices of energy, waste disposal, scrap metal and commodities, and our ability to renew or replace expiring contracts at comparable pricing;

•	adoption of new laws and regulations in the United States and abroad, including energy laws, environmental laws, labor laws and healthcare laws;

•	our ability to avoid adverse publicity relating to our business expansion efforts;

•	advances in technology;

•
difficulties in the operation of our facilities, including fuel supply and energy delivery interruptions, failure to obtain regulatory approvals, equipment failures, labor disputes and work stoppages, and weather interference and catastrophic events;

•	failure to maintain historical performance levels at our facilities and our ability to retain the rights to operate facilities we do not own;

•	difficulties in the financing, development and construction of new projects and expansions, including increased construction costs and delays;

•	our ability to realize the benefits of long-term business development and bear the costs of business development over time;

•	our ability to utilize net operating loss carryforwards;

•	limits of insurance coverage;

•	our ability to avoid defaults under our long-term contracts;

•	performance of third parties under our contracts and such third parties' observance of laws and regulations;

•	concentration of suppliers and customers;

•	geographic concentration of facilities;

•	increased competitiveness in the energy and waste industries;

•	changes in foreign currency exchange rates;

•	limitations imposed by our existing indebtedness and our ability to perform our financial obligations and guarantees and to refinance our existing indebtedness;

•	exposure to counterparty credit risk and instability of financial institutions in connection with financing transactions;

•	the scalability of our business;

•	restrictions in our certificate of incorporation and debt documents regarding strategic alternatives;

•	failures of disclosure controls and procedures and internal controls over financial reporting;

•	our ability to attract and retain talented people;

•	general economic conditions in the United States and abroad, including the availability of credit and debt financing; and

•
other risks and uncertainties affecting our businesses described in Item 1A. Risk Factors of Covanta's Annual Report on Form 10-K for the year ended December 31, 2012 and in other filings by Covanta with the SEC.

Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and we do not have, or undertake, any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.